Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 2020 Equity Incentive Plan of RISE Education Cayman Ltd of our report dated April 17, 2020, with respect to the consolidated financial statements of RISE Education Cayman Ltd included in its Annual Report (Form 20-F) for the year ended December 31, 2019, filed with the Securities and Exchange Commission.

/s/Ernst & Young Hua Ming LLP

Beijing, the People’s Republic of China

September 11, 2020